INDEPENDENT CONTRACTOR AGREEMENT

JobLocationMap

This Independent Contractor Agreement (“Agreement”) is entered into as of Sep 1, 2014, by and between JobLocationMap, with a principal place of business at 153 W. Lake Mead Pkwy #2240, Henderson, Nevada 89015 (“Company”), and

International I.R. Inc., a Nevada corporation, with a principal place of business at 7230 Indian Creek Ln., Ste 101, Las Vegas, NV 89149. (“Contractor”).

1.             Services.

1.1              Nature of Services. Contractor will perform the services, as more particularly described on Exhibit A, for Company as an independent contractor (the “Services”). The Services have been specially ordered and commissioned by Company. To the extent the Services include materials subject to copyright, Contractor agrees that the Services are done as “work made for hire” as that term is defined under U.S. copyright law, and that as a result, Company will own all copyrights in the Services. Contractor will perform such services in a diligent and workmanlike manner and in accordance with the schedule, if any, set forth in Exhibit A. The content, style, form and format of any work product of the Services shall be completely satisfactory to Company and shall be consistent with Company’s standards. Except as specified on Exhibit A, Company agrees that Contractor's services need not be rendered at any specific location and may be rendered at any location selected by Contractor. Contractor hereby grants Company the right, but not the obligation, to use and to license others the right to use Contractor's, and Contractor’s employees’, name, voice, signature, photograph, likeness and biographical information in connection with and related to the Services.

1.2              Relationship of the Parties. Contractor enters into this Agreement as, and shall continue to be, an independent contractor. All Services shall be performed only by Contractor and Contractor's employees. Under no circumstances shall Contractor, or any of Contractor's employees, look to Company as his/her employer, or as a partner, agent or principal. Neither Contractor, nor any of Contractor's employees, shall be entitled to any benefits accorded to Company's employees, including without limitation worker's compensation, disability insurance, vacation or sick pay. Contractor shall be responsible for providing, at Contractor's expense, and in Contractor's name, unemployment, disability, worker's compensation and other insurance, as well as licenses and permits usual or necessary for conducting the Services.

1.3              Compensation and Reimbursement. Contractor shall be compensated and reimbursed for the Services as set forth on Exhibit B. Completeness of work product shall be determined by Company in its sole discretion, and Contractor agrees to make all revisions, additions, deletions or alterations as requested by Company. No other fees and/or expenses will be paid to Contractor, unless such fees and/or expenses have been approved in advance by the appropriate Company executive in writing. Contractor shall be solely responsible for any and all taxes, Social Security contributions or payments, disability insurance, unemployment taxes, and other payroll type taxes applicable to such compensation. Contractor hereby indemnifies and holds Company harmless from, any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company arising out of Contractor's failure with respect to its obligations in this Section 1.3.

1.4              Personnel. Contractor represents and warrants to Company that its employees performing Services hereunder will have (a) sufficient expertise, training and experience to accomplish the Services; and (b) executed agreements which state that (i) all work done by the employee will be a work made for hire, as that term is defined under U.S. copyright law, and will owned by Contractor; and (ii) the employee assigns all rights in and to all work done by the employee to Contractor. Contractor agrees that all its personnel shall be compensated, taxes withheld, and other benefits made available as required by applicable law and regulations. Contractor shall require all employees who perform Services and/or have performed Services hereunder to sign a copy of the form attached hereto as Exhibit C and Contractor shall forward copies of all of such forms to Company within five (5) days of executing the Agreement and/or within five (5) days of assigning a new employee to perform Services hereunder.

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2.             Protection of Company's Confidential Information.

2.1              Confidential Information. Company now owns and will hereafter develop, compile and own certain proprietary techniques, trade secrets, and confidential information which have great value in its business (collectively, “Company Information”). Company will be disclosing Company Information to Contractor during Contractor's performance of the Services. Company Information includes not only information disclosed by Company, but also information developed or learned by Contractor during Contractor's performance of the Services. Company Information is to be broadly defined and includes all information which has or could have commercial value or other utility in the business in which Company is engaged or contemplates engaging or the unauthorized disclosure of which could be detrimental to the interests of Company, whether or not such information is identified by Company. By way of example and without limitation, Company Information includes any and all information concerning discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, data, research techniques, customer and supplier lists, marketing, sales or other financial or business information, scripts, and all derivatives, improvements and enhancements to any of the above. Company Information also includes like third-party information which is in Company's possession under an obligation of confidential treatment.

2.2              Protection of Company Information. Contractor agrees that at all times during or subsequent to the performance of the Services, Contractor will keep confidential and not divulge, communicate, or use Company Information, except for Contractor's own use during the Term of this Agreement to the extent necessary to perform the Services. Contractor further agrees not to cause the transmission, removal or transport of tangible embodiments of, or electronic files containing, Company Information from Company's principal place of business, without prior written approval of Company.

2.3              Other Commitments. Except as disclosed on Exhibit D to this Agreement, Contractor has no other agreements, relationships or commitments to any other person or entity which conflict with Contractor's obligations to Company under this Agreement. Contractor agrees not to enter into any agreement, either written or oral, in conflict with this Agreement.

3.             Assignment of Contractor's Inventions and Copyrights.

3.1              Disclosure. Contractor will promptly disclose in writing to Company all works, products, discoveries, developments, designs, innovations, improvements, inventions, formulas, processes, techniques, know-how and data (whether or not patentable, and whether or not at a commercial stage, or registrable under copyright or similar statutes) which are authored, made, conceived, reduced to practice or learned by Contractor (either alone or jointly with others) during the period Contractor provides the Services as a result of performing the Services including any concepts, ideas, suggestions and approaches related thereto or contained therein (collectively, the “Innovations”).

3.2              Assignment. Contractor hereby assigns and agrees to assign to Company, without royalty or any other consideration except as expressly set forth herein, all worldwide right, title and interest Contractor may have or acquire in and to (i) all Materials; (ii) all Innovations (iii) all worldwide patents, patent applications, copyrights, mask work rights, trade secrets rights and other intellectual property rights in any Innovations; and (iv) any and all “moral rights” or right of “droit moral” (collectively “Moral Rights”), that Contractor may have in or with respect to any Innovations. To the extent any Moral Rights are not assignable, Contractor waives, disclaims and agrees that Contractor will not enforce such Moral Rights. Contractor agrees that such assignment shall extend to all languages and including the right to make translations of the Materials and Innovations. Additionally, Contractor agrees, at no charge to Company, but at Company's sole expense, to sign and deliver to Company (either during or subsequent to Contractor's performance of the Services) such documents as Company considers desirable to evidence the assignment of all rights of Contractor, if any, described above to Company and Company's ownership of such rights and to do any lawful act and to sign and deliver to Company any document necessary to apply for, register, prosecute or enforce any patent, copyright or other right or protection relating to any Innovations in any country of the world.

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3.3              Representations and Warranties. Contractor represents and warrants to Company that (a) Contractor has full power and authority to enter into this Agreement including all rights necessary to make the foregoing assignments to Company; that in performing under the Agreement; (b) Contractor will not violate the terms of any agreement with any third party; and (c) the Services and any work product thereof are the original work of Contractor, do not and will not infringe upon, violate or misappropriate any patent, copyright, trade secret, trademark, contract, or any other publicity right, privacy right, or proprietary right of any third party. Contractor shall defend, indemnify and hold Company and its successors, assigns and licensees harmless from any and all claims, actions and proceedings, and the resulting losses, damages, costs and expenses (including reasonable attorneys' fees) arising from any claim, action or proceeding based upon or in any way related to Contractor's, or Contractor’s employees, breach or alleged breach of any representation, warranty or covenant in this Agreement, and/or from the acts or omissions of Contractor or Contractor’s employees.

4.            Termination of Agreement.

4.1              Term. This Agreement shall be effective from the date first listed above for the period set forth on Exhibit A, or until completion of the Services, as applicable, unless sooner terminated by either party in accordance with the terms and conditions of this Agreement (“Term”). This Agreement is terminable by either party at any time, with or without cause, effective upon notice to the other party. If Company exercises its right to terminate the Agreement, any obligation it may otherwise have under this Agreement shall cease immediately, except that Company shall be obligated to compensate Contractor for work performed up to the time of termination. If Contractor exercises its right to terminate the Agreement, any obligation it may otherwise have under this Agreement shall cease immediately. Additionally, this Agreement shall automatically terminate upon Contractor’s death. In such event, Company shall be obligated to pay Contractor’s estate or beneficiaries only the accrued but unpaid compensation and expenses due as of the date of death.

5.             Additional Provisions.

5.1              Governing Law and Attorney’s Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its choice of law principles. The parties consent to exclusive jurisdiction and venue in the federal and state courts sitting in Clark County, Nevada. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees, costs and other expenses.

5.2              Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the parties hereto. Contractor shall have no right to (a) assign this Agreement, by operation of law or otherwise; or (b) subcontract or otherwise delegate the performance of the Services without Company’s prior written consent which may be withheld as Company determines in its sole discretion. Any such purported assignment shall be void.

5.3              Severability. If any provision of this Agreement shall be found invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties.

5.4              Entire Agreement. This Agreement, including the Exhibits, constitutes the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties.

5.5              Injunctive Relief. Contractor acknowledges and agrees that in the event of a breach or threatened breach of this Agreement by Contractor, Company will suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

5.6              Contractor’s Remedy. Contractor’s remedy, if any, for any breach of this Agreement shall be solely in damages and Contractor shall look solely to Company for recover of such damages. Contractor waives and relinquishes any right Contractor may otherwise have to obtain injunctive or equitable relief against any third party with respect to any dispute arising under this Agreement. Contractor shall look solely to Company for any compensation which may be due to Contractor hereunder.

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5.7              Agency. Contractor is not Company’s agent or representative and has no authority to bind or commit Company to any agreements or other obligations.

5.8              Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound. The waiver by a party of any breach or default in performance shall not be deemed to constitute a waiver of any other or succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

5.9              Time. Contactor agrees that time is of the essence in this Agreement.

5.10          Notices. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by personal service, by air courier with receipt of delivery, or mailed, certified mail, return receipt requested, postage prepaid, to the address set forth above. Such communications shall be effective when they are received by the addressee; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the mail. Any party may change its address for such communications by giving notice to the other party in conformity with this section.

CAUTION: THIS AGREEMENT AFFECTS YOUR RIGHTS TO INNOVATIONS YOU MAKE PERFORMING YOUR SERVICES, AND RESTRICTS YOUR RIGHT TO DISCLOSE OR USE COMPANY’S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO YOUR SERVICES.

CONTRACTOR HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS ITS TERMS. CONTRACTOR HAS COMPLETELY FILLED OUT EXHIBIT D TO THIS AGREEMENT.

CONTRACTOR	COMPANY

International I.R. Inc.	JobLocationMap

Jake Bottay	Omri Morci
President	President

EXHIBIT A

Description of Services

Independent Contractor Agreement between JobLocationMap, a Nevada corporation (“Company”), and International I.R. Inc. (“Contractor”) dated as of Sep 1, 2014.

Services to be provided by Contractor:

Delivery – End of April 2015 $35,000

JobLocationMap.com, a social networking Website for job seekers and employers to share their valid address and contact information to be shown as a pin on its provided map, manage their job description or their resume, and interact with a community of job searchers and employers.

- Information style email advertising campaign

- Online advertising campaign

- Acquiring email lists,

- Advertising, marketing and sales following completion of this website.

- OPTIMIZING search engines

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- Meta-tags for each of the pages of the web site.

- Web browser software and other applications.

- Search engines like Google and Yahoo are designed to seek out these keywords when someone is performing an Internet search for a specific topic.

- Meta-tags will be able to help drive more traffic to the web site

•	Project Co-ordination / Management / Consulting

•	Graphical User Interface Design & Development

•	Web Site Conceptualization

•	Information Architecture Design (Navigation Menu)

•	Coding, Programming and Web Site Development

•	Digital Content & Copy Entry

•	Domain (DNS) & E-mail (Mail Server) Configuration

Parties may add an additional Service by mutual agreement in writing.

Term of Agreement: Completion of Services

Schedule for Completion of Services:

Company Information (as defined in Section 2.l of the Independent Contractor Agreement) may be utilized:

At Contractor's business premises provided that appropriate confidentiality procedures and arrangements are observed

EXHIBIT B

Payment

Independent Contractor Agreement between JobLocationMap, a Nevada corporation (“Company”), and International I.R. Inc. (“Contractor”) dated as of Sep 1, 2014.

Compensation

Company shall pay Contractor Thirty Five Thousand Dollars ($35,000) which shall be due and payable to Contractor on April 30 2015.

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